UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2005

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32626	84-1588441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	400 Oyster Point Blvd., Ste. 215, South San Francisco, CA	94080
	(Address of principal executive offices)	(Zip Code)

(650) 588-6404
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Securities.

Pursuant to a Securities Purchase Agreement dated October 19, 2005 (the “Agreement”) among Hana Biosciences, Inc., a Delaware corporation (the “Company”) and certain institutional and other accredited investors identified therein, on October 24, 2005, the Company completed the sale of an aggregate of 3,686,716 shares (the “Shares”) of the Company’s common stock at a price of $4.00 per Share; provided, however that the purchase price was $4.59 per Share with respect to certain affiliates of the Company who purchased Shares in the private placement, as described below. In addition to the Shares, the Company also issued five-year warrants to purchase, at an exercise price of $5.80 per share, an additional 737,343 shares of Common Stock. The Company previously disclosed the entry into the Agreement on its Current Report filed October 20, 2005.

Among the investors participating in the private placement were Mark J. Ahn (together with his spouse) and Fred L. Vitale, who purchased 10,892 and 43,572 Shares, respectively. Mr. Ahn is President and Chief Executive Officer and a director of the Company. Mr. Vitale is Vice President, Business Development of the Company. In addition, Coqui Capital Partners, L.P. and Kier Family, L.P. purchased 54,466 and 21,786 Shares, respectively. Isaac Kier, a director of the Company, is a limited partner of Coqui Capital Partners, L.P and the general partner of Kier Family, L.P. Notwithstanding the $4.00 offering price applicable to non-affiliated investors, the per Share purchase price paid by Messrs. Ahn, Vitale and by Coqui Capital Partners, L.P. and Kier Family, L.P. was $4.59, which was the last closing sale price of the Company’s common stock prior to entry into the Agreement. Each of such affiliated investors also received warrants to purchase an additional number of shares of common stock equal to 20 percent of the Shares purchased, which warrants have the same terms as those received by the other investors in the offering.

The Company engaged Oppenheimer & Co., Inc. and Griffin Securities, Inc. (together, the “Placement Agents”) as placement agents in connection with the private placement. In consideration for their services, the Company paid the Placement Agents aggregate cash commissions of $1,002,680 and issued 5-year warrants to the Placement Agents to purchase an aggregate of 213,703 shares at an exercise price of $5.80 per share. The Company also reimbursed the Placement Agents an aggregate of $60,000 for expenses they incurred in connection with the private placement.

The sale of the Shares and Warrants was not registered under the Securities Act of 1933, as amended (the “Securities Act”). Rather, the offer and sale of such securities was made in reliance on the exemption from registration requirements provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Each of the investors was “accredited” (as defined under Regulation D) and no general solicitation was used in connection with the offer and sale of such securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANA BIOSCIENCES, INC.

Date: October 24, 2005	By:	/s/ Russell L. Skibsted
Russell L. Skibsted
Chief Financial Officer